As filed with the Securities and Exchange Commission on October 11, 2002
                                                 Registration No. 333-__________

--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                      ------------------------------------

                                    FORM S-8
                             Registration Statement
                        Under the Securities Act of 1933

                      ------------------------------------

                           NEVADA GOLD & CASINOS, INC.
             (Exact name of Registrant as specified in its charter)

             NEVADA                                      88-0142032
  (State or other jurisdiction                        (I.R.S. Employer
       of incorporation or                         Identification Number)
          organization)

 3040 POST OAK BLVD., SUITE 675                      H. THOMAS WINN, CEO
      HOUSTON, TEXAS 77056                     3040 POST OAK BLVD., SUITE 675
         (713) 621-2245                             HOUSTON, TEXAS 77056
(Address, including zip code, and                      (713) 621-2245
   telephone number, including               (Name, address, including zip code,
   area code, of registrant's                  and telephone number, including
  principal executive offices)                area code, of agent for service)


               NEVADA GOLD & CASINOS, INC. 1999 STOCK OPTION PLAN
                            (Full Title of the Plans)

                                -----------------

                                    copy to:
                            Thomas C. Pritchard, Esq.
                              Cavas S. Pavri, Esq.
                           Three Riverway, Suite 1800
                              Houston, Texas 77056
                              Phone (713) 209-2950
                               Fax (713) 659-2430

                                -----------------

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
            TITLE OF                                    PROPOSED MAXIMUM       PROPOSED MAXIMUM        AMOUNT OF
        SECURITIES TO BE             AMOUNT BEING        OFFERING PRICE            AGGREGATE         REGISTRATION
           REGISTERED                REGISTERED(1)        PER SHARE(2)         OFFERING PRICE(2)          FEE
-----------------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.12 per share.................       1,300,000              $7.66               $ 9,958,000            $ 917
-----------------------------------------------------------------------------------------------------------------
TOTAL                                                                                                    $ 917
=================================================================================================================

                                  ------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of the issuer's common stock registered hereunder will be adjusted in the event of stock splits, stock dividends, or similar transactions.
(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h), on the basis of the high and low prices of the common stock as reported by the American Stock Exchange on October 8, 2002.

                                EXPLANATORY NOTE

         As permitted by General Instruction E to Form S-8, this Registration Statement incorporates by reference the information contained in the earlier registration statement relating to the Nevada Gold & Casinos, Inc. 1999 Stock Option Plan (the "Plan"): Registration Statement No. 333-79867, filed on June 3, 1999 and amended on June 4, 1999 (the "Prior Registration Statement"). Under the Prior Registration Statement, the registrant registered 1,200,000 shares of its common stock for issuance under the Plan. This Registration Statement is being filed to reflect an amendment to the Plan that increased the number of shares authorized to be issued thereunder from 1,200,000 to 2,500,000.


ITEM 8.  EXHIBITS

         The following exhibits are filed as part of this Registration
Statement:

EXHIBIT NO.                       IDENTIFICATION OF EXHIBIT
-----------                       -------------------------

4.1             Amended and Restated Articles of Incorporation of Nevada Gold &
                Casinos, Inc. (filed previously as Exhibit A to the company's definitive proxy statement, filed July 30, 2001)
4.2             Certificate of Amendment to the Amended and Restated Articles of
                Incorporation of Nevada Gold & Casinos, Inc.
4.3             Amended and Restated Bylaws of Nevada Gold & Casinos, Inc.
                (filed previously as Exhibit 3.2 to the company's Form 10-QSB, filed August 14, 2002)
4.4             Form of Common Stock Certificate (Incorporated by reference to
                Exhibit 4.1 of Form S-8/A file no. 333-79867)
4.5             Nevada Gold & Casinos, Inc. 1999 Stock Option Plan, as amended
5               Opinion of Brewer & Pritchard, P.C.
23.1            Consent of Brewer & Pritchard, P.C. (included in their opinion in Exhibit 5)
23.2            Consent of Pannell Kerr Forster of Texas, P.C., independent public accountants

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 10th day of October 2002.

                                          NEVADA GOLD & CASINOS, INC.



                                          By: /s/ H. Thomas Winn
                                             -----------------------------------
                                             H. Thomas Winn, Chairman, President
                                             and Chief Executive Officer

                          ----------------------------

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature                               Title                   Date
---------                               -----                   ----
/s/ H. Thomas Winn          Chairman of the Board, President,   October 10, 2002
--------------------------  and Chief Executive Officer
H. Thomas Winn

/s/ Christopher C. Domijan  Chief Financial Officer,            October 10, 2002
--------------------------  Secretary, and, Treasurer
Christopher C. Domijan

/s/ Paul J. Burkett         Vice President and Director         October 10, 2002
--------------------------
Paul J. Burkett

/s/ William G. Jayroe       Director                            October 10, 2002
--------------------------
William G. Jayroe

/s/ James Wong              Director                            October 10, 2002
--------------------------
James Wong

/s/ Joseph Juliano          Director                            October 10, 2002
--------------------------
Joseph Juliano

                                  EXHIBIT INDEX

EXHIBIT NO.                       IDENTIFICATION OF EXHIBIT
-----------------------------------------------------------

4.1             Amended and Restated Articles of Incorporation of Nevada Gold &
                Casinos, Inc. (filed previously as Exhibit A to the company's definitive proxy statement, filed July 30, 2001)
4.2             Certificate of Amendment to the Amended and Restated Articles of
                Incorporation of Nevada Gold & Casinos, Inc.
4.3             Amended and Restated Bylaws of Nevada Gold & Casinos, Inc.
                (filed previously as Exhibit 3.2 to the company's Form 10-QSB, filed August 14, 2002)
4.4             Form of Common Stock Certificate (Incorporated by reference to
                Exhibit 4.1 of Form S-8/A file no. 333-79867)
4.5             Nevada Gold & Casinos, Inc. 1999 Stock Option Plan, as amended
5               Opinion of Brewer & Pritchard, P.C.
23.1            Consent of Brewer & Pritchard, P.C. (included in their opinion in Exhibit 5)
23.2            Consent of Pannell Kerr Forster of Texas, P.C., independent public accountants